                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                              --------------------

         Date of Report (Date of earliest event reported): MAY 27, 1999

                         THE ARNOLD PALMER GOLF COMPANY
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


  TENNESSEE                        0-921                        62-0331019
--------------             ---------------------            ------------------
 (State of                  (Commission File No.)            (IRS Employer
 incorporation)                                              Identification No.)

               6201 MOUNTAIN VIEW ROAD, OOLTEWAH, TENNESSEE 37363
          ------------------------------------------------------------
          (Address of principal executive offices, including zip code)

                                 (423) 238-5890
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

ITEM 5. OTHER EVENTS.

             On May 27, 1999, The Arnold Palmer Golf Company (the "Company") announced that the Board of Directors has received the opinion of Scott & Stringfellow, Inc. that, subject to the qualifications described in their report, the consideration of $1.20 per share offered by APGC Holdings Company, LLC, pursuant to a proposed cash-out merger of the public shareholders is fair to the shareholders of the Company from a financial point of view. APGC Holdings Company, LLC, is a closely held company formed by Cindy L. Davis, President and Chief Executive Officer of The Arnold Palmer Golf Company, and certain directors and shareholders of the Company including John T. Lupton and Arnold D. Palmer. The transaction remains subject to the negotiation and execution of a definitive merger agreement, approval of the Company's shareholders and certain other conditions.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

             (a) Not Applicable.

             (b) Not Applicable.

             (c) Exhibits. The following exhibit is being filed herewith:

                 28.1  Press Release of the Company dated May 27, 1999

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



May 27, 1999                       THE ARNOLD PALMER GOLF COMPANY


                                   By:  /s/David J. Kirby
                                        ----------------------------------------
                                        David J. Kirby, Vice President Finance